    As filed with the Securities and Exchange Commission on August 11, 2000
                                                      Registration No. 333-_____

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                               ________________

                                   FORM S-3

                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933

                               ________________

                                SUPERVALU INC.
            (Exact name of registrant as specified in its charter)

          Delaware                                        41-0617000
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)


                            11840 Valley View Road
                         Eden Prairie, Minnesota 55344
                                (952) 828-4000
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                            John P. Breedlove, Esq.
                                   Secretary
                                SUPERVALU INC.
                            11840 Valley View Road
                         Eden Prairie, Minnesota 55344
                                (952) 828-4000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copy to:
                            Gary L. Tygesson, Esq.
                             Dorsey & Whitney LLP
                            220 South Sixth Street
                             Minneapolis, MN 55402
                                (612) 340-8753
                               ________________

    Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE

=============================================================================================================================
 Title of each class of       Amount to be         Proposed maximum          Proposed maximum       Amount of registration
    securities to be           registered      offering price per unit      aggregate offering                fee
       registered                                                                 price
-----------------------------------------------------------------------------------------------------------------------------
Debt Securities              $707,000,000 (1)          100% (2)                 $707,000,000 (2)           $186,648 (3)
=============================================================================================================================

(1) In U.S. dollars or equivalent thereof in foreign denominated currency or composite currency. If any debt securities are issued at original issue discount, such greater principal amount of debt securities as shall result in an aggregate initial offering price of $707,000,000.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o).
(3) Pursuant to Rule 429, the registration fee does not include $49,311 paid previously in connection with $143,000,000 of debt securities that are being carried forward from a Registration Statement on Form S-3, File No. 33-56415 (the "Prior Registration Statement). The prospectus included in this Registration Statement also relates to the $143,000,000 of debt securities previously registered pursuant to the Prior Registration Statement.

    Pursuant to Rule 429 under the Securities Act of 1933, the prospectus included in this Registration Statement, which is a new Registration Statement, is a combined prospectus. This Registration Statement also constitutes Post-Effective Amendment No. 1 to the Prior Registration Statement. The amount of debt securities eligible to be sold under the Prior Registration Statement ($143,000,000) shall be carried forward to this Registration Statement. Such Post-Effective Amendment No. 1 shall thereafter become effective concurrently with the effectiveness of this Registration Statement in accordance with Section 8(a) of the Securities Act of 1933.

                                ________________

    The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the SEC, acting pursuant to such Section 8(a), may determine.

                 Subject to Completion, Dated August 11, 2000
Prospectus




                                 $850,000,000

                                    [LOGO]


                                SUPERVALU INC.

                                Debt Securities
                                  ___________

    We may from time to time issue up to $850,000,000 aggregate principal amount of debt securities. The accompanying prospectus supplement will specify the terms of these securities.

    We may sell these securities to or through underwriters, and also to other purchasers or through agents. The names of the underwriters or agents will be in any accompanying prospectus supplement.

    This prospectus may not be used to carry out sales of securities unless accompanied by a prospectus supplement.

    Our principal executive offices are located at 11840 Valley View Road, Eden Prairie, Minnesota 55344. Our telephone number is (952) 828-4000.

                                  ___________

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.

                                  ___________




                 The date of this prospectus is ________, 2000

+++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
+++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                               TABLE OF CONTENTS

Cautionary Statement Regarding Forward-Looking Statements.................   2

About This Prospectus.....................................................   3

About SUPERVALU...........................................................   3

Ratios of Earnings to Fixed Charges.......................................   3

Use of Proceeds...........................................................   3

Description of Debt Securities............................................   4

Plan of Distribution......................................................  13

Validity of Debt Securities...............................................  14

Experts...................................................................  14

Where You Can Find More Information.......................................  14


                         CAUTIONARY STATEMENT REGARDING
                           FORWARD-LOOKING STATEMENTS

  This prospectus, any applicable prospectus supplement and the documents incorporated by reference in this prospectus or any applicable prospectus supplement may contain forward-looking statements with respect to the financial condition, results of operations, plans, objectives, future performance and business of SUPERVALU, including, without limitation, statements preceded by, followed by or that include the words "believes," "expects," "anticipates," "estimates," "will," "outlook" or similar expressions. These forward-looking statements involve risks and uncertainties. Actual results may differ materially from those contemplated by the forward-looking statements due to, among others, matters described in the documents incorporated by reference herein and the following factors:

    - the impact of changing economic or business conditions;

    - the competitive practices in the retail food and food distribution industries;

    - the nature and extent of the consolidation of the retail food and food distribution industries;

    - the ability of SUPERVALU to attract and retain customers for its businesses and to control food distribution costs;

    - the ability of SUPERVALU to grow through acquisitions and to assimilate the acquired entities;

    - the ability of SUPERVALU to continue to retain quality franchised and licensed retail store operators;

    - the availability of favorable credit and trade terms;

    - food price changes; and

    - other risk factors inherent in the retail food and food distribution businesses.

See "Where You Can Find More Information."

                             ABOUT THIS PROSPECTUS

    This prospectus is part of a registration statement that SUPERVALU filed with the SEC using a shelf registration process. Under this shelf process, we may sell debt securities in one or more offerings up to a total principal amount of $850,000,000 or the equivalent of this amount in foreign currencies.

    This prospectus provides a general description of the debt securities we may offer. Each time we sell debt securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any prospectus supplement, together with the additional information described under "Where You Can Find More Information."

                                ABOUT SUPERVALU

    We are the nation's tenth largest supermarket retailer and largest food distributor based on revenues. We conduct our retail operations under three principal store formats: price superstores, under such retail banners as Cub Foods, Shop 'n Save, Shoppers Food Warehouse, Metro and biggs; limited assortment stores, under the retail banner Save-A-Lot; and combination food and drug stores, under such retail banners as Farm Fresh, Hornbachers, Scott's Foods and Laneco. We also sell food and non-food products at wholesale throughout the United States to retail food stores, mass merchants and through other logistics arrangements. As of June 17, 2000, we conducted our retail operations through 1,125 retail food stores, including 663 licensed limited assortment stores. In addition, as of June 17, 2000, we were affiliated with 5,900 retail food stores in 48 states as the primary supplier of approximately 3,300 stores and a partial supplier of approximately 2,600 stores.

    Our principal executive offices are located at 11840 Valley View Road, Eden Prairie, Minnesota 55344. Our telephone number is 952-828-4000.

                      RATIOS OF EARNINGS TO FIXED CHARGES

    The following table shows our ratios of earnings to fixed charges for the periods indicated. Fiscal year 1998 included 53 weeks; all other fiscal years included 52 weeks.

                                             16 Weeks Ended                                       Fiscal Year Ended
                                          ----------------------   --------------------------------------------------------
                                           June 17,    June 19,     Feb. 26,    Feb. 27,   Feb. 28,    Feb. 22,    Feb. 24,
                                             2000        1999         2000        1999       1998        1997        1996
                                          ---------   ----------   ---------   ---------  ---------    --------   ---------
Ratio of Earnings to Fixed Charges:
 Including one-time items...............    2.59         4.71(a)      3.47(a)     3.17        3.49(b)      2.72      2.63
 Excluding one-time items...............    2.59         3.23         3.14        3.17        2.90         2.72      2.63

________

(a) Reflects a pre-tax gain on the sale of Hazelwood Farms Bakeries of $163.7 million and a pre-tax restructuring charge of $103.6 million.
(b) Reflects a pre-tax gain on the sale of Shopko Stores, Inc. of $90.0 million.

    For purposes of these ratios, earnings consist of earnings from operations before income taxes, adjusted for the portion of fixed charges deducted from those earnings. Fixed charges consist of interest on indebtedness (including capital lease obligations), amortization of debt expense and the portion of interest expense on operating leases we believe to be representative of the interest factor.

                                USE OF PROCEEDS

    Unless otherwise specified in an accompanying prospectus supplement, we intend to use the net proceeds from the sale of the debt securities for general corporate purposes, which may include, among other things, working capital, capital expenditures, debt repayment, the financing of possible acquisitions or stock repurchases.

                         DESCRIPTION OF DEBT SECURITIES

    We describe below some of the general terms of the debt securities. The prospectus supplement will describe the particular amounts, prices and terms of the series of debt securities we are offering. The prospectus supplement will also indicate the extent, if any, to which some of the general terms may not apply to the debt securities being offered.

    We will issue the debt securities under an indenture dated as of July 1, 1987, as supplemented, between us and Bankers Trust Company, as trustee. The indenture and each supplemental indenture have been filed as exhibits to, or incorporated by reference into, the registration statement which includes this prospectus. The terms of the debt securities include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act. Section references below are to the sections in the indenture.

    The following description of the material provisions of the indenture is only a summary. We have provided the definitions of some terms used in this summary under the caption "--Certain Definitions." We urge you to read the indenture because it, and not this description, defines your rights as holders of the debt securities.

General

    The indenture does not limit the amount of debt securities we may issue. We may issue additional debt securities under the indenture in one or more series, from time to time. The debt securities will be unsecured and unsubordinated obligations of SUPERVALU and will rank equally and ratably with our other unsecured and unsubordinated indebtedness.

    Unless we otherwise indicate in the prospectus supplement, the debt securities will be issued only in fully registered form without coupons, in denominations of $1,000 and integral multiples of $1,000. Holders may present debt securities for exchange, and registered debt securities for transfer, in the manner and at the places set forth in the applicable prospectus supplement. Subject to the limitations provided in the indenture, no service charge will be imposed for any registration of transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge associated with the transfer or exchange.

    If the debt securities are redeemable, we will not be required to:

    - issue, register the transfer of or exchange debt securities during the period beginning at the opening of business 15 days before any selection of debt securities to be redeemed and ending at the close of business on the day of mailing of the notice of redemption; or

    - register the transfer of or exchange any debt securities, or portion thereof, called for redemption, except the unredeemed portion of any debt securities being redeemed in part.

    Unless we otherwise indicate in the prospectus supplement, we will pay the principal, premium, if any, and interest on the offered debt securities at the office or agency maintained by SUPERVALU for that purpose in the Borough of Manhattan, The City of New York. However, at our option, we may pay interest by check mailed to the address of the persons entitled to the payment or by transfer to an account maintained by the payee with a bank located in the United States. The office or agency initially maintained by SUPERVALU for the foregoing purposes will be the office of the trustee.

    If any interest payment date, redemption date or maturity date of any of the offered debt securities is not a business day at any place of payment, then payment of principal, premium, if any, and interest need not be made at that place of payment on that date but may be made on the next succeeding business day at that place of payment. No interest will accrue on the amount payable for the period from and after that interest payment date, redemption date or maturity date, as the case may be.

    The indenture does not limit the amount of indebtedness that we or our subsidiaries may issue. The indenture does not contain covenants or other provisions designed to afford holders of debt securities protection in the event of a highly leveraged transaction, change in credit rating or other similar occurrence. If this protection is provided for the offered debt securities, we will describe the applicable provisions in the prospectus supplement relating to those debt securities.

Terms

    The prospectus supplement, including any separate pricing supplement, relating to a series of debt securities being offered will describe the following terms:

    -  the title of the offered debt securities;

    - any limit on the aggregate principal amount of the offered debt securities;

    -  the purchase price of the offered debt securities;

    -  the date or dates on which the offered debt securities will be payable;

    - the rate or rates, which may be fixed or variable, at which the offered debt securities will bear interest, if any, and the date or dates from which that interest will accrue;

    - the dates on which interest, if any, on the offered debt securities will be payable and the regular record dates for the interest payment dates;

    - any mandatory or optional sinking funds or similar provisions or provisions for redemption at the option of the issuer;

    - the date, if any, after which and the price or prices at which the offered debt securities may, in accordance with any optional or mandatory redemption provisions, be redeemed and the other detailed terms and provisions of those optional or mandatory redemption provisions;

    - if other than denominations of $1,000 and any integral multiple thereof, the denominations in which the offered debt securities will be issuable;

    - if other than the principal amount of the offered debt securities, the portion of the principal amount of the offered debt securities which will be payable upon the declaration of acceleration of the maturity of the offered debt securities;

    - the currency of payment of principal, premium, if any, and interest on the offered debt securities;

    - any index used to determine the amount of payment of principal, premium, if any, and interest on the offered debt securities;

    - whether the provisions described under "Defeasance Provisions" apply to the offered debt securities;

    - if the offered debt securities will be issuable only in the form of one or more global securities as described under "Global Securities," the depository or its nominee with respect to the series of debt securities and the circumstances under which a global security may be registered for transfer or exchange in the name of a person other than the depository or the nominee; and

    -  any other special feature of the offered debt securities.

    We may issue the debt securities as original issue discount securities, which will be offered and sold at a substantial discount below their stated principal amount. The prospectus supplement relating to those debt securities will describe the federal income tax consequences and other special considerations applicable to them. In addition, if we issue any debt securities denominated in foreign currencies or currency units, the prospectus supplement relating to those debt securities will also describe any federal income tax consequences and other special considerations applicable to them.

Global Securities

    We may issue the offered debt securities of a series in whole or in part in the form of one or more global certificates that we will deposit with a depositary identified in the applicable prospectus supplement. We may issue global securities in a denomination equal to the aggregate principal amount of outstanding debt securities of the series.

    Unless it is exchanged in whole or in part for the individual debt securities it represents, a global security may be transferred only as a whole:

    -  by the applicable depositary to a nominee of the depositary;

    -  by any nominee to the depositary itself or another nominee; or

    - by the depositary or any nominee to a successor depositary or any nominee of the successor.

    We will describe the specific terms of the depositary arrangement related to a series of debt securities in the applicable prospectus supplement. We anticipate that the following provisions will generally apply to depositary arrangements.

    When we issue a global security, the depositary for the global security or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual debt securities represented by that global security to the accounts of persons that have accounts with the depositary, which we refer to as the participants. Those accounts will be designated by the dealers, underwriters or agents related to the underlying debt securities or by us if those debt securities are offered and sold directly by us. Ownership of beneficial interests in the global security will be shown on records maintained by the applicable depositary or its nominee. For interests of persons other than participants, that ownership information will be shown on the records of participants. Transfer of that ownership will be effected only through those records. The laws of some states require that some purchasers of securities take physical delivery of securities in definitive form. These limits and laws may impair our ability to transfer beneficial interests in a global security.

    As long as the depositary for a global security, or its nominee, is the registered owner of that global security, the depositary or nominee will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global security:

    - will not be entitled to have any of the underlying debt securities registered in their names;

    - will not receive or be entitled to receive physical delivery of any of the underlying debt securities in definitive form; and

    - will not be considered the owners or holders under the indenture relating to those debt securities.

    Payments of principal, premium, if any, and interest on individual debt securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee as the registered owner of the global security representing these debt securities. Neither we, the trustee for the debt securities, any paying agent nor the registrar for the debt securities will be responsible for any aspect of the records relating to or payments made by the depositary or any participants on account of beneficial interests of the global security.

    We expect that the depositary or its nominee, after receipt of any payment of principal, premium, if any, or interest relating to a permanent global security representing any series of debt securities, will immediately credit the participants' accounts with the payments. Those payments will be credited in amounts proportional to the respective beneficial interests of the participants in the principal amount of the global security as shown on the records of the depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in the global security held through those participants will be governed by standing instructions and customary practices. This is now the case with securities held for the accounts of customers in bearer form or registered in "street name." Those payments will be the sole responsibility of those participants.

    If the depositary for a series of debt securities is at any time unwilling, unable or ineligible to continue as depositary and we do not appoint a successor depositary within 90 days, we will issue individual debt securities of that series in exchange for the global security or securities representing that series. In addition, we may at any time in our sole discretion determine not to have any debt securities of a series represented by one or more global securities. In that case, we will issue individual debt securities of that series in exchange for the global security or securities. Further, if we specify, the owner of a beneficial interest in a global security may, on terms acceptable to us, the trustee and the applicable depositary, receive individual debt securities of that series in exchange for those beneficial interests. The foregoing is subject to any limitations described in the applicable prospectus supplement. In this instance, the owner of the beneficial interest will be entitled to physical delivery of individual debt securities equal in principal amount to the beneficial interest and to have the debt securities registered in its name. Those individual debt securities will be issued in denominations, unless we specify otherwise, of $1,000 or integral multiples of $1,000.

Some Covenants

    Restrictions on Liens. The indenture provides that we will not, and we will not permit any Domestic Subsidiary to, issue, assume or guarantee any Debt if the Debt is secured by any mortgage, security interest, pledge, lien or other encumbrance ("mortgage") upon any Operating Property of SUPERVALU or any Domestic Subsidiary or upon any shares of stock or indebtedness of any Domestic Subsidiary, whether owned at the date of the indenture or thereafter acquired, without effectively securing the debt securities equally and ratably with the Debt. This restriction does not apply to:

    (1) mortgages on any property acquired, constructed or improved by us or any Domestic Subsidiary after July 1, 1987, which are created or assumed contemporaneously with, or within 180 days after, that acquisition or completion of that construction or improvement (or within six months thereafter pursuant to a firm commitment for financing arrangements entered into within the 180-day period) to secure or provide for the payment of all or any part of the purchase price or cost thereof incurred after July 1, 1987, or mortgages existing on property at the time of its acquisition (including acquisition through merger or consolidation);

    (2) mortgages on property of any corporation existing at the time it becomes a Domestic Subsidiary;

    (3) mortgages to secure Debt of a Domestic Subsidiary to SUPERVALU or to another Domestic Subsidiary;

    (4) mortgages in favor of governmental bodies to secure partial progress, advance or other payments pursuant to any contract or statute or to secure indebtedness incurred to finance the purchase price or cost of constructing or improving the property subject to the mortgages; or

    (5) mortgages for extending, renewing or replacing Debt secured by any mortgage referred to in clauses (1) to (4), inclusive, above or in this clause (5) or any mortgage existing on the date that debt securities were first issued under the indenture, provided that the principal amount of the new Debt secured by the relevant mortgage does not exceed the principal amount of the Debt so secured at the time of the extension, renewal or replacement and that the extension, renewal or replacement is limited to all or a part of the property which secured the mortgage so extended, renewed or replaced and improvements on that property.

    This restriction does not apply to the issuance, assumption or guarantee by us or any Domestic Subsidiary of a Debt secured by a mortgage which would otherwise be subject to the foregoing restrictions up to an aggregate amount which, together with all other secured Debt of SUPERVALU and our Domestic Subsidiaries (not including secured Debt permitted under the foregoing exceptions) and the Value of Sale and Lease-back Transactions existing at that time (other than Sale and Lease-back Transactions the proceeds of which have been applied to the retirement of debt securities or of Funded Debt or to the purchase of other Operating Property, and other than Sale and Lease-back Transactions in which the property involved would have been permitted to be mortgaged under clause (1) above), does not exceed the greater of $200,000,000 or 10% of Consolidated Net Tangible Assets. (Section
1007)

    Restrictions on Sale and Lease-back Transactions. The indenture provides that we will not, and we will not permit any Domestic Subsidiary to, enter into any Sale and Lease-back Transaction unless the net proceeds of the Sale and Lease-back Transactions are at least equal to the fair value (as determined by the Board of Directors or the President or any Vice President of SUPERVALU) of the Operating Property to be leased and either:

    (1) SUPERVALU or the Domestic Subsidiary would be entitled to incur Debt secured by a mortgage on the property to be leased without securing the debt securities, pursuant to clause (1) of the first paragraph or pursuant to the second paragraph under "--Some Covenants--Restrictions on Liens;" or

    (2) the Value thereof would be an amount permitted under the second paragraph under "--Some Covenants--Restrictions on Liens;" or

    (3) SUPERVALU, within 120 days of the effective date of any such arrangement (or in the case of (iii) below, within six months thereafter pursuant to a firm purchase commitment entered into within such 120 day period), applies an amount equal to the fair value (as so determined) of the Operating Property:

         (a)  to the redemption or repurchase of debt securities;

         (b) to the payment or other retirement of certain Funded Debt of SUPERVALU or a Domestic Subsidiary; or

         (c) to the purchase of Operating Property (other than that involved in the Sale and Lease-back Transaction). (Section 1008)

    Other than the above-described covenants, there are no covenants or provisions contained in the indenture which may afford holders of notes protection in the event of a highly leveraged transaction involving SUPERVALU.

Certain Definitions

    The term "Consolidated Net Tangible Assets" means the total of all the assets appearing on the consolidated balance sheet of SUPERVALU and its Subsidiaries less the following:

    (1) current liabilities, including liabilities for indebtedness maturing more than 12 months from the date of original creation thereof but maturing within 12 months from the date of determination;

    (2)  reserves for depreciation and other asset valuation reserves;

    (3) intangible assets including, without limitation, such items as goodwill, trademarks, trade names, patents and unamortized debt discount and expenses; and

    (4) appropriate adjustments on account of minority interests of other Persons holding stock in any Subsidiary. (Section 101)

    The term "Debt" means all indebtedness for money borrowed.

    The term "Domestic Subsidiary" means any Subsidiary which owns an Operating Property. (Section 101)

    The term "Funded Debt" means any Debt which by its terms matures at or is extendible or renewable at the sole option of the obligor without requiring the consent of the obligee to a date more than 12 months after the date of the creation of that Debt.

    The term "Operating Property" means any manufacturing or processing plant, office facility, retail store, warehouse, distribution center or equipment located within the United States of America or its territories or possessions and owned and operated now or hereafter by SUPERVALU or any Domestic Subsidiary and having a book value on the date as of which the determination is being made of more than 0.65% of Consolidated Net Tangible Assets. (Section 101)

    The term "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

    The term "Sale and Lease-back Transaction" means any arrangement with any Person providing for the leasing to SUPERVALU or any Domestic Subsidiary of any Operating Property (except for temporary leases for a term, including any renewal thereof, of not more than 36 months and except for leases between SUPERVALU and a Domestic Subsidiary or between Domestic Subsidiaries), which Operating Property has been or is to be sold or transferred by SUPERVALU or such Domestic Subsidiary to that Person.

    The term "Subsidiary" means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by SUPERVALU or by one or more other Subsidiaries, or by SUPERVALU and one or more other Subsidiaries. For the purposes of this definition, "voting stock" means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

    The term "Value" means, with respect to a Sale and Lease-back Transaction, as of any particular time, the amount equal to the greater of (1) the net proceeds from the sale or transfer of the property leased pursuant to that Sale and Lease-back Transaction or (2) the fair value in the opinion of the Board of Directors or the President or any Vice President of SUPERVALU of that property at the time of entering into the Sale and Lease-back Transaction, in either case multiplied by a fraction, the numerator of which shall be equal to the number of full years of the term of the lease which is part of the Sale and Lease-back Transaction remaining at the time of determination and the denominator of which shall be equal to the number of full years of such term, without regard to any renewal or extension options contained in the lease. (Section 101)

Consolidation, Merger and Sale of Assets

    The indenture provides that we may, without the consent of any holders of any debt securities, consolidate or merge with or into, or convey, transfer or lease our property and assets substantially as an entirety to, any Person, and any other Person may consolidate or merge with or into us, or convey, transfer or lease its property and assets substantially as an entirety to us, so long as:

    - the Person (if other than SUPERVALU) formed by the consolidation or into which we are merged or which acquires or leases our assets substantially as an entirety is organized and existing under the laws of any United States jurisdiction and assumes our obligations under the debt securities, the indenture and the related registration rights agreements;

    - after giving effect to the transaction, no Event of Default with respect to the debt securities, and no event which, after notice or lapse of time or both, would become an Event of Default with respect to the debt securities shall have happened and be continuing;

    - if, as a result of that consolidation or merger or that conveyance, transfer or lease, our properties or assets would become subject to a mortgage, pledge, lien, security interest or other encumbrance which would not be permitted by the indenture, we or the successor corporation to us, as the case may be, effectively secure the debt securities equally and ratably with (or prior to) all indebtedness secured thereby; and

    -  certain other conditions are met. (Article Eight)

Events of Default

    "Event of Default" under the indenture means, with respect to any series of debt securities, any of the following (Section 501):

    - default in the payment of principal or premium, if any, on any debt security of that series when due;

    - default in the payment of any interest on any debt security of that series when due, continued for 30 days;

    - default in the performance, or breach, of any of our other covenants in the indenture (other than a covenant included in the indenture solely for the benefit of a series of debt securities other than that series), continued for 60 days after written notice to us by the trustee or the registered holders of at least 10% in principal amount of the applicable series of debt securities; and

    - certain events in bankruptcy, insolvency or reorganization pertaining to SUPERVALU.

    If an Event of Default with respect to any series of debt securities occurs and is continuing, either the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series, by notice to us, may declare the principal of all of the debt securities of that series to be due and payable immediately and upon such declaration the principal amount will become immediately due and payable. However, at any time after a declaration of acceleration with respect to a series of debt securities has been made, but before a judgment or decree based on the acceleration has been obtained, the holders of a majority in principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration. (Section 502) For information as to waiver of defaults, see "-- Modification and Waiver."

    The indenture provides that, subject to the duty of the trustee during a default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless those holders offer to the trustee reasonable indemnity. (Section 603) Subject to the provisions for indemnification of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series. (Section 512)

    No holder of any debt securities will have any right to institute any proceeding related to the indenture or for any remedy thereunder unless:

    - the holder previously has given written notice to the trustee of a continuing Event of Default with respect to the debt securities;

    - the holders of at least 25% in aggregate principal amount of the outstanding debt securities of any series have made written request to the trustee to institute the proceeding as trustee, and offered to the trustee reasonable indemnity against costs, expenses and liabilities incurred in compliance with the request;

    - in the 60-day period following receipt of the notice, request and offer of indemnity referred to above, the trustee has failed to initiate the proceeding; and

    - during the 60-day period, the trustee has not received from the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series a direction inconsistent with that request. (Section 507)

    Notwithstanding the provisions described in the immediately preceding paragraph or any other provision of the indenture, the holder of any debt security will have the right, which is absolute and unconditional, to receive payment of the principal, premium, if any, and interest on that debt security and to institute suit for enforcement of any payment, and that right will not be impaired without the consent of that holder. (Section 508)

    We will be required to furnish to the trustee annually a statement as to the performance by us of certain of our obligations under the indenture. (Section
704)

Modification and Waiver

  We and the trustee may modify and amend the indenture with the consent of the holders of a majority in principal amount of the outstanding debt securities of each affected series. However, without the consent of each affected holder, no modification or amendment may:

    - change the stated maturity date of the principal, or any installment of principal or interest, on any debt security;

    - reduce the principal, premium, if any, or any interest on any debt security;

    - change any obligation of SUPERVALU to maintain an office or agency in the places and for the purposes specified in the indenture or the currency of payment of principal or interest on any debt security;

    - impair the right to institute suit to enforce any payment after the stated maturity date or redemption date;

    - reduce the percentage of the principal amount of debt securities required to approve any modification or amendment of the indenture;

    - reduce the percentage of the principal amount of debt securities required to approve any waiver of compliance with provisions of the indenture or waiver of defaults; or

    -  modify certain provisions of the indenture. (Section 902)

    SUPERVALU and the trustee may, without the consent of any holders of debt securities, modify the indenture to, among other things:

    - evidence the succession of another Person as obligor under the indenture and the debt securities;

    - add to our covenants under the indenture or add additional Events of Default;

    - change or eliminate any provision of the indenture, provided that the change or elimination becomes effective only when there is no outstanding debt security which is entitled to the benefit of that provision;

    - secure the debt securities pursuant to the requirement described above under "--Some Covenants--Restrictions on Liens;"

    -  establish the form or terms of a series of debt securities; or

    - cure any ambiguity, correct or supplement any provision which may be inconsistent, or make any other provision as to matters or questions under the indenture, provided that action does not adversely affect the interests of holders of debt securities of any series in any material respect. (Section 901)

    The holders of a majority in principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of that series, waive, insofar as that series is concerned, our compliance with specified restrictive covenants in the indenture, including those described above under "--Some Covenants." (Section 1012) The holders of a majority in principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of that series, waive any past default under the indenture with respect to that series. However, they may not waive a default in the payment of principal, premium, if any, or interest on any debt security of that series or in respect of a provision which under the indenture cannot be modified or amended without the consent of the holder of each outstanding debt security of that series affected. (Section 513)

Defeasance Provisions

    Defeasance and Discharge. The indenture provides that, if principal and any interest on the debt securities of any series are denominated and payable in United States dollars, we will be discharged from any and all obligations in respect of the debt securities of that series (except for certain obligations to register the transfer or exchange of debt securities, replace stolen, lost, destroyed or mutilated debt securities, maintain offices or agencies and hold moneys for payment in trust) upon the deposit with the trustee, in trust, of money, government obligations or a combination thereof, which through the payment of interest and principal thereof in accordance with their terms will provide money in an amount sufficient to pay the principal, premium, if any, and interest on, and any mandatory sinking fund payments in respect of, the debt securities of that series on the stated maturity date of the payments in accordance with the terms of the indenture and the debt securities.

    This type of discharge may only occur if there has been a change in applicable federal law or we have received from, or there has been published by, the Internal Revenue Service a ruling to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for federal income tax purposes as a result of that discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if the discharge had not occurred. In addition, this type of discharge may only occur so long as no Event of Default or event which, with notice or lapse of time, would become an Event of Default with respect to the debt securities of that series occurs during the period ending on the 91st day after the cash or government obligations are deposited in trust and other conditions specified in the indenture are satisfied. (Section 403)

    The term "government obligations" means securities of the government which issued the currency in which the debt securities of the series are denominated or in which interest is payable or of government agencies backed by the full faith and credit of that government. (Section 101)

    Defeasance of Certain Covenants. The indenture also provides that, if the debt securities of any series are payable in United States dollars, we may omit to comply with the covenants described above under "--Some Covenants" with respect to the debt securities of that series if we comply with the following conditions. To exercise this option, we must:

    (1) deposit with the trustee money, government obligations or a combination thereof, which through the payment of interest and principal thereof in accordance with their terms will provide money in an amount sufficient to pay the principal, premium, if any, and interest on, and any mandatory sinking fund payments in respect of, the debt securities of that series on the stated maturity date of the payments in accordance with the terms of the indenture and the debt securities; and

    (2) deliver to the Trustee an opinion of counsel to the effect that the deposit and related covenant defeasance will not cause the holders of the debt securities of that series to recognize income, gain or loss for federal income tax purposes and that those holders will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if the deposit and covenant defeasance had not occurred, and to satisfy other conditions specified in the indenture. (Section 1011)

    Covenant Defeasance and Events of Default. In the event we exercise our option to effect covenant defeasance with respect to the debt securities of any series and those debt securities are declared due and payable because of the occurrence of any Event of Default, the amount of money and government obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity dates but may not be sufficient to pay amounts due on the debt securities at the time of the acceleration resulting from the Event of Default. However, we shall remain liable for those payments.

Regarding the Trustee

    Bankers Trust Company is trustee under the indenture, pursuant to which some of our debt securities are outstanding. Bankers Trust Company is also trustee of our Master Investment Trust which, together with its component separate trusts, serves as the investment vehicle for several different defined benefit and defined contribution tax-qualified retirement plans maintained by us and our subsidiaries. Bankers Trust Company maintains normal banking relationships with us, including participating in and acting as Administrative Agent under our revolving line of credit, acts as agent for the issuance of our commercial paper and provides cash management and other services for us in the normal course of our business. In addition, Bankers Trust Company performs investment management services for SUPERVALU.

                              PLAN OF DISTRIBUTION

    We may sell the offered debt securities:

    -  through underwriters or dealers;

    -  directly to one or a limited number of institutional purchasers;

    -  through agents; or

    -  through some combination of these methods.

    This prospectus or the applicable prospectus supplement will describe the terms of the offering of any debt securities, including the name or names of any underwriters, dealers or agents, the price of the offered securities and the net proceeds to us from the sale, including any underwriting commissions or other items constituting underwriters' compensation.

By Underwriters

    If underwriters are used in the sale, the offered debt securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public price or at varying prices determined at the time of sale. The debt securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more investment banking firms or others, as designated. Unless the applicable prospectus supplement specifies otherwise, the obligations of the underwriters or agents to purchase the offered debt securities will be subject to some conditions. The underwriters will be obligated to purchase all the offered debt securities if any of the securities are purchased. Any initial public offering price and any underwriting commissions or other items constituting underwriters' compensation may be changed from time to time.

By Dealers

    If a dealer is used in the sale of any offered debt securities, we will sell those debt securities to the dealer, as principal. The dealer may then resell the debt securities to the public at varying prices to be determined by the dealer at the time of resale.

By Agents

    We may also sell offered debt securities through agents. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a reasonable efforts basis for the period of its appointment.

By Direct Sales

    We may also directly sell offered debt securities. In this case, no underwriters, dealers or agents would be involved.

General Information

    Underwriters, dealers and agents that participate in the distribution of the offered debt securities may be deemed underwriters under the Securities Act, and any discounts or commissions they receive from us and any profit on their resale of the debt securities may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters, dealers or agents will be identified and their compensation described in a prospectus supplement.

    If the applicable prospectus supplement so indicates, we will authorize agents, underwriters or dealers to solicit offers by some specified institutions to purchase offered debt securities from us at the public offering price specified in the prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject only to those conditions stated in the prospectus supplement, and the prospectus supplement will specify the commission payable for solicitation of the contracts.

    Under agreements entered into with us, agents and underwriters who participate in the distribution of the offered debt securities may be entitled to indemnification by us against some civil liabilities, including liabilities under the Securities Act, or to contribution regarding payments that the agents or underwriters may be required to make. Agents and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

    The offered debt securities will be a new issue of securities with no established trading market. Any underwriters or agents to or through whom we sell the debt securities for public offering and sale may make a market in the debt securities. The underwriters or agents are not obligated to make a market in the offered debt securities and may discontinue market making at any time without notice. We cannot predict the liquidity of the trading market for any debt securities.

    In connection with an offering of our debt securities, underwriters, dealers or agents may purchase and sell them in the open market. These transactions may include stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. Stabilizing transactions consist of some bids or purchases for the purpose of preventing or slowing a decline in the market price of the debt securities, and syndicate short positions involve the sale by the underwriters or agents, as the case may be, of a greater number of securities than they are required to purchase from us in the offering. Underwriters may also impose a penalty bid, which means that the underwriting syndicate may reclaim selling concessions allowed to syndicate members or other broker dealers who sell securities in the offering for their account if the syndicate repurchases the securities in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the debt securities, which may be higher than the price that might otherwise prevail in the open market. If these activities are commenced, they may be discontinued at any time without notice. These transactions may be effected on any securities exchange on which the debt securities may be listed, in the over-the-counter market or otherwise.

                          VALIDITY OF DEBT SECURITIES

    The validity of the debt securities will be passed upon for SUPERVALU by Dorsey & Whitney LLP, Minneapolis, Minnesota and, unless otherwise indicated in the applicable prospectus supplement, for the underwriters or agents, as the case may be, by Brown & Wood LLP, New York, New York.

                                    EXPERTS

    The consolidated financial statements as of February 26, 2000 and February 27, 1999 and for each of the fiscal years in the two-year period ended February 26, 2000 incorporated in this prospectus by reference from our Annual Report on Form 10-K for the fiscal year ended February 26, 2000, have been audited by KPMG LLP, independent auditors, as set forth in their report, which is incorporated herein by reference, and have been so incorporated by reference in reliance upon the report of that firm given upon their authority as experts in accounting and auditing.

    The consolidated financial statements for the fiscal year ended February 28, 1998 incorporated in this prospectus by reference from our Annual Report on Form 10-K for the fiscal year ended February 26, 2000, have been audited by Deloitte & Touche LLP, independent auditors, as set forth in their report, which is incorporated herein by reference, and have been so incorporated by reference in reliance upon the report of that firm given upon their authority as experts in accounting and auditing.

                      WHERE YOU CAN FIND MORE INFORMATION

    We file annual, quarterly and current reports, proxy statements and other documents with the SEC. Our SEC filings are available to the public over the Internet at the SEC's Web site at "http://www.sec.gov." You may also read and copy any document we file with the SEC at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549, as well as any regional offices of the SEC located at 7 World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Please call the SEC at 1-800-SEC-0330 for further information about its public reference facilities and their copy charges. Our common stock is listed on the New York Stock Exchange, and you may also inspect the information we file with the SEC at the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

    We have filed with the SEC a registration statement on Form S-3 to register the debt securities offered hereby. This prospectus, which forms a part of the registration statement, does not contain all of the information included or incorporated in the registration statement. The full registration statement can be obtained from the SEC as indicated above.

    The SEC allows us to incorporate by reference the information we file with them. This allows us to disclose important information to you by referencing those filed documents. We have previously filed the following documents with the SEC and are incorporating them by reference into this prospectus:

    - our annual report on Form 10-K for the fiscal year ended February 26, 2000;

    - our quarterly report on Form 10-Q for the fiscal quarter ended June 17, 2000; and

    -  our current report on Form 8-K filed on April 17, 2000.

    We also are incorporating by reference any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act until we sell all of the debt securities offered by this prospectus. The most recent information that we file with the SEC automatically updates and supersedes more dated information.

    You can obtain a copy of any documents which are incorporated by reference in this prospectus or any prospectus supplement, except for exhibits which are specifically incorporated by reference into those documents, at no cost, by writing or telephoning us at:

                               Investor Relations
                                 SUPERVALU INC.
                             11840 Valley View Road
                         Eden Prairie, Minnesota 55344
                                 (952) 828-4000
                            Telecopy: (952) 828-4838

    You should rely only on the information contained or incorporated by reference in this prospectus or any supplement to this prospectus. We have not authorized anyone to provide you with different information. We are not offering to sell the debt securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front cover of those documents.

                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

    The registrant estimates that expenses in connection with the offering described in this Registration Statement, other than any underwriting discounts and commissions, will be as follows:



  SEC registration fee...................................     $  186,648
  Legal fees and expenses................................        150,000
  Printing and engraving.................................         75,000
  Accountants' fees and expenses.........................         35,000
  Rating agency fees.....................................        552,500
  Blue Sky fees and expenses.............................          5,000
  Trustee's fees and expenses............................         10,000
  Miscellaneous expenses.................................         25,852
                                                              ----------
    Total................................................     $1,040,000
                                                              ==========
________________
* All of the above amounts are estimates except for the SEC registration fee.


Item 15.  Indemnification of Directors and Officers

    Section 145 of the Delaware General Corporation Law contains detailed provisions for indemnification of directors and officers of Delaware corporations against expenses, judgments, fines and settlements in connection with litigation.

    In accordance with the Delaware General Corporation Law, Article Eighth of SUPERVALU's certificate of incorporation provides that a director shall not be liable to SUPERVALU or its stockholders for monetary damages for a breach of the director's fiduciary duty, except:

    - for any breach of the director's duty of loyalty to SUPERVALU or its stockholders;

    - for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

    - under Section 174 of the Delaware General Corporation Law providing for liability of directors for unlawful dividends or unlawful stock repurchases or redemptions;

    - for any transaction for which the director derived an improper personal benefit; or

    - for any act or omission occurring prior to the date when said Article Eighth became effective.

    Article IX of SUPERVALU's bylaws and SUPERVALU's Directors' and Officers' Liability Insurance Policy provide for indemnification of the directors and officers of SUPERVALU against certain liabilities.

Item 16.  List of Exhibits

Exhibit
Number   Description of Exhibit
-------  ------------------------------------------

   1.1 Form of Underwriting Agreement and Pricing Agreement (to be filed subsequently by amendment or Form 8-K).

   3.1 Restated Certificate of Incorporation of SUPERVALU. (Incorporated by reference to Exhibit (3)(i) to SUPERVALU's Annual Report on Form 10-K for the fiscal year ended February 26, 1994.)

   3.2   Restated Bylaws of SUPERVALU.  (Incorporated by reference to Exhibit
         (3) to SUPERVALU's Quarterly Report on Form 10-Q for the period ended September 12, 1998.)

   4.1 Indenture dated as of July 1, 1987 between SUPERVALU and Bankers Trust Company, as Trustee, relating to certain outstanding debt securities. (Incorporated by reference to Exhibit 4.1 to SUPERVALU's Registration Statement on Form S-3, Registration No. 33-52422.)

   4.2 First Supplemental Indenture dated as of August 1, 1990 between SUPERVALU and Bankers Trust Company, as Trustee, to Indenture dated as of July 1, 1987 between SUPERVALU and Bankers Trust Company, as Trustee. (Incorporated by reference to Exhibit 4.2 to SUPERVALU's Registration Statement on Form S-3, Registration No. 33-52422.)

   4.3 Second Supplemental Indenture dated as of October 1, 1992 between SUPERVALU and Bankers Trust Company, as Trustee, to Indenture dated as of July 1, 1987 between SUPERVALU and Bankers Trust Company, as Trustee. (Incorporated by reference to Exhibit 4.1 to SUPERVALU's Report on Form 8-K dated November 13, 1992.)

   4.4 Third Supplemental Indenture dated as of September 1, 1995 between SUPERVALU and Bankers Trust Company, as Trustee, to Indenture dated as of July 1, 1987 between SUPERVALU and Bankers Trust Company, as Trustee. (Incorporated by reference to Exhibit 4.1 to SUPERVALU's Report on Form 8-K dated October 2, 1995.)

   4.5 Fourth Supplemental Indenture dated as of August 4, 1999 between SUPERVALU and Bankers Trust Company, as Trustee, to Indenture dated as of July 1, 1987 between SUPERVALU and Bankers Trust Company, as Trustee, including form of 7 7/8% Notes due 2009. (Incorporated by reference to Exhibit 4.2 to SUPERVALU's Quarterly Report on Form 10-Q for the period ended September 11, 1999.)

   4.6 Fifth Supplemental Indenture dated as of September 17, 1999 between SUPERVALU and Bankers Trust Company, as Trustee, to Indenture dated as of July 1, 1987 between SUPERVALU and Bankers Trust Company, as Trustee, including form of 7 5/8% Notes due 2004. (Incorporated by reference to Exhibit 4.3 to SUPERVALU's Quarterly Report on Form 10-Q for the period ended September 11, 1999.)

         Pursuant to Item 601(b)(4)(iii) of Regulation S-K, copies of certain instruments defining the rights of holders of certain long-term debt of SUPERVALU and its subsidiaries are not filed and, in lieu thereof, SUPERVALU agrees to furnish copies thereof to the SEC upon request.

   5.1*  Opinion of Dorsey & Whitney LLP.

  12.1*  Computation of Ratio of Earnings to Fixed Charges.

  23.1*  Consent of Dorsey & Whitney LLP (included in Exhibit 5.1 hereto).

  23.2*  Consent of KPMG LLP relating to the financial statements of SUPERVALU.

  23.3* Consent of Deloitte & Touche LLP relating to the financial statements of SUPERVALU.

  24.1*  Power of Attorney.

  25.1*  Statement of Eligibility of Trustee on Form T-1 of Bankers Trust
         Company.

____________________
*  Filed herewith.


Item 17.  Undertakings

  (a) The undersigned registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933.

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

               Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of SUPERVALU's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to its articles, bylaws or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  (d)  The undersigned registrant hereby undertakes that:

       (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

       (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of Eden Prairie, State of Minnesota, on the 11th day of August, 2000.

                                  SUPERVALU INC.



                                  By  /s/ Michael W. Wright
                                      ---------------------
                                      Michael W. Wright
                                      Chairman of the Board and Chief Executive
                                      Officer (principal executive officer) and
                                      Director


    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on August 11, 2000.


       /s/ Michael W. Wright
       -------------------------------------
       Michael W. Wright
       Chairman of the Board and
       Chief Executive Officer (principal
       executive officer) and Director


       -------------------------------------
       Jeffrey Noddle
       President and Chief Operating Officer
       and Director


       /s/ Pamela K. Knous
       -------------------------------------
       Pamela K. Knous
       Executive Vice President and Chief
       Financial Officer (principal financial and
       accounting officer)


                     *
       -------------------------------------
       Lawrence A. Del Santo
       Director


       -------------------------------------
       Susan E. Engel
       Director


                     *
       -------------------------------------
       Edwin C. Gage
       Director

                     *
       -------------------------------------
       William A. Hodder
       Director


                     *
       -------------------------------------
       Garnett L. Keith, Jr.
       Director


                     *
       -------------------------------------
       Richard L. Knowlton
       Director


                     *
       -------------------------------------
       Charles M. Lillis
       Director


                     *
       -------------------------------------
       Harriet K. Perlmutter
       Director


                     *
       -------------------------------------
       Steven S. Rogers
       Director


                     *
       -------------------------------------
       Carole F. St. Mark
       Director



* By /s/ John P. Breedlove
     ---------------------------------------
     John P. Breedlove
     Attorney-in-Fact

                                 EXHIBIT INDEX

Item 16.  List of Exhibits

Exhibit
Number   Description of Exhibit
-------  ------------------------------------------

   1.1 Form of Underwriting Agreement and Pricing Agreement (to be filed subsequently by amendment or Form 8-K).

   3.1 Restated Certificate of Incorporation of SUPERVALU. (Incorporated by reference to Exhibit (3)(i) to SUPERVALU's Annual Report on Form 10-K for the fiscal year ended February 26, 1994.)

   3.2   Restated Bylaws of SUPERVALU.  (Incorporated by reference to Exhibit
         (3) to SUPERVALU's Quarterly Report on Form 10-Q for the period ended September 12, 1998.)

   4.1 Indenture dated as of July 1, 1987 between SUPERVALU and Bankers Trust Company, as Trustee, relating to certain outstanding debt securities. (Incorporated by reference to Exhibit 4.1 to SUPERVALU's Registration Statement on Form S-3, Registration No. 33-52422.)

   4.2 First Supplemental Indenture dated as of August 1, 1990 between SUPERVALU and Bankers Trust Company, as Trustee, to Indenture dated as of July 1, 1987 between SUPERVALU and Bankers Trust Company, as Trustee. (Incorporated by reference to Exhibit 4.2 to SUPERVALU's Registration Statement on Form S-3, Registration No. 33-52422.)

   4.3 Second Supplemental Indenture dated as of October 1, 1992 between SUPERVALU and Bankers Trust Company, as Trustee, to Indenture dated as of July 1, 1987 between SUPERVALU and Bankers Trust Company, as Trustee. (Incorporated by reference to Exhibit 4.1 to SUPERVALU's Report on Form 8-K dated November 13, 1992.)

   4.4 Third Supplemental Indenture dated as of September 1, 1995 between SUPERVALU and Bankers Trust Company, as Trustee, to Indenture dated as of July 1, 1987 between SUPERVALU and Bankers Trust Company, as Trustee. (Incorporated by reference to Exhibit 4.1 to SUPERVALU's Report on Form 8-K dated October 2, 1995.)

   4.5 Fourth Supplemental Indenture dated as of August 4, 1999 between SUPERVALU and Bankers Trust Company, as Trustee, to Indenture dated as of July 1, 1987 between SUPERVALU and Bankers Trust Company, as Trustee, including form of 7 7/8% Notes due 2009. (Incorporated by reference to Exhibit 4.2 to SUPERVALU's Quarterly Report on Form 10-Q for the period ended September 11, 1999.)

   4.6 Fifth Supplemental Indenture dated as of September 17, 1999 between SUPERVALU and Bankers Trust Company, as Trustee, to Indenture dated as of July 1, 1987 between SUPERVALU and Bankers Trust Company, as Trustee, including form of 7 5/8% Notes due 2004. (Incorporated by reference to Exhibit 4.3 to SUPERVALU's Quarterly Report on Form 10-Q for the period ended September 11, 1999.)

         Pursuant to Item 601(b)(4)(iii) of Regulation S-K, copies of certain instruments defining the rights of holders of certain long-term debt of SUPERVALU and its subsidiaries are not filed and, in lieu thereof, SUPERVALU agrees to furnish copies thereof to the SEC upon request.

   5.1*  Opinion of Dorsey & Whitney LLP.

  12.1*  Computation of Ratio of Earnings to Fixed Charges.

  23.1*  Consent of Dorsey & Whitney LLP (included in Exhibit 5.1 hereto).

  23.2*  Consent of KPMG LLP relating to the financial statements of SUPERVALU.

  23.3* Consent of Deloitte & Touche LLP relating to the financial statements of SUPERVALU.

  24.1*  Power of Attorney.

  25.1*  Statement of Eligibility of Trustee on Form T-1 of Bankers Trust
         Company.

____________________
*  Filed herewith.